Exhibit 1.1
ARCHSTONE–SMITH OPERATING TRUST
4.0% Exchangeable Senior Notes Due 2036
Underwriting Agreement
July 11, 2006
Citigroup Global Markets Inc.
Morgan Stanley & Co. Incorporated
As Representatives of the several Underwriters
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
and
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
Dear Ladies and Gentlemen:
          Archstone–Smith Operating Trust, a real estate investment trust organized under the laws of the State of Maryland (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in Schedule I hereto (the “Underwriters”), $500,000,000 principal amount of its debt securities identified in Schedule I hereto as the Firm Securities (the “Firm Securities”), to be issued under the indenture specified in Schedule I hereto (the “Indenture”) between the Company and the Trustee identified in such Schedule (the

“Trustee”). The Company has also granted to the Underwriters the option to purchase up to $75,000,000 principal amount of such debt securities identified in Schedule I hereto as the Additional Securities (the “Additional Securities” and together with the Firm Securities, the “Securities”) to be issued under the Indenture, solely to cover overallotments.
     The Securities will be exchangeable in accordance with their terms and the terms of the Indenture into common shares of beneficial interest, par value $0.01 per share (the “Common Shares”) of Archstone-Smith Trust, a real estate investment trust organized under the laws of the State of Maryland (the “Trust”).
     Holders of the Securities will be entitled to the benefits of (i) a Letter Agreement, to be dated as of the Closing Date (as defined below) (the “Letter Agreement”), by and between the Company and the Trust, providing for the issuance of Common Shares upon exchange of the Securities and (ii) a Registration Rights Agreement, to be dated as of the Closing Date (as defined below) (the “Registration Rights Agreement”), by and between the Company and the Trust, providing for the registration under the Securities Act (as defined below) of any Common Shares that have not been registered under the Securities Act delivered upon exchange of the Securities.
          The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement (File Number 333-133285) on Form S-3, relating to certain debt securities (the “Shelf Securities”) to be issued from time to time by the Company. The Company also has filed with, or proposes to file with, the Commission a prospectus supplement specifically relating to the Securities. The registration statement as amended to the date of this Agreement, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness is hereinafter referred to as the “Registration Statement” and the related prospectus covering the Shelf Securities in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities is hereinafter referred to as the “Prospectus,” and the term “Preliminary Prospectus” means any preliminary form of the Prospectus.

          At the date and time that this Agreement is executed and delivered by the parties hereto.(the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated July 10, 2006, and each “free writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.
          Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus, the Time of Sale Information or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), as of the effective date of the Registration Statement, the date of such Preliminary Prospectus, the Time of Sale or the date of the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus, the Time of Sale Information or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Exchange Act that are deemed to be incorporated by reference therein.
          The Company hereby agrees with the Underwriters as follows:
          1. (a) The Company agrees to issue and sell the Securities to the Underwriters as hereinafter provided, and the Underwriters, on the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree to purchase from the Company the principal amount of Firm Securities set forth in Schedule I hereto at the purchase price set forth in Schedule I hereto plus accrued interest from the date specified in Schedule I hereto to the date of payment and delivery.
               (b) On the basis of the representations and warranties herein contained, but subject to its terms and conditions hereinafter stated, the Company agrees to sell to the Underwriters the Additional Securities set forth in Schedule I hereto, and the Underwriters shall have the right to purchase up to $75,000,000 aggregate principal amount of Additional Securities at the purchase price set forth in Schedule I, plus accrued interest, if any, to the applicable Option Closing Date (as defined below). You may exercise this right on behalf of the Underwriters, in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Securities to be purchased by you and the date on which such Additional Securities are to be purchased (each, an “Option Closing Date”). Each purchase date must be at least one business day after the written notice is given and may not be earlier than the Closing Date for the Firm Securities nor later than ten business days after the date of such notice.
          2. The Company understands that the Underwriters intend (i) to make a public offering of the Securities and (ii) initially to offer the Securities upon the terms set forth in the Time of Sale Information and the Prospectus.
          3. Payment for the Securities shall be made to the Company or to its order in immediately available funds on July 14, 2006 at 10:00 a.m at the place set forth in Schedule I hereto (or at such other time and place on the same or such other date, in any event not later than the third Business Day thereafter, as the Underwriters and the Company may agree in writing). The time and date of such payment and delivery with respect to the Firm Securities are referred to herein as the “Closing Date.”
          Payment for any Additional Securities shall be made to the Company or to its order in immediately available funds against delivery of such Additional Securities for the account of the Underwriters at 10:00 a.m., New York City time, on the Option Closing Date (or at such other time on the same or on such other date, in any event not later than the third business day thereafter, as the Underwriters and the Company may agree in writing).
          Payment for the Securities shall be made against delivery to the Underwriters on the Closing Date or the applicable Option Closing Date, as the case may be, of the Securities registered in such names and in such denominations as the Underwriters shall request not less than two full Business Days prior to the Closing Date or the applicable Option Closing Date, as the case may be, with any transfer taxes payable in connection with the transfer to the Underwriters duly paid by the Company. As used herein, the term “Business Day” means any day other than a Saturday or Sunday or a day on which banks are permitted or required to be closed in New York City. The certificates for the Securities will be made available for inspection and packaging by the Underwriters at least one full Business Day prior to the Closing Date or the applicable Option Closing Date, as the case may be, at such place in New York City as the Underwriters and the Company shall agree.

          4. Each of the Company and the Trust, jointly and severally represents and warrants to the Underwriters that:
          (a) The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof, No stop order suspending the effectiveness of the Registration Statement has been issued and no notice pursuant to Rule 401(g)(2) of the Securities Act that would prevent its use shall have been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission; and the Registration Statement and Prospectus (as amended or supplemented, if applicable) comply, or will comply, as the case may be, in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, and in the case of the Prospectus, in the light of the circumstances under which they were made, not misleading, and the Prospectus, as first filed (if required) in accordance with Rule 424(b) and, as amended or supplemented at the Closing Date, if applicable, and on any date on which Additional Securities are purchased (if such date is not the Closing Date), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee, and (ii) statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to the Underwriters furnished to the Company or the Trust in writing by the Underwriters expressly for use therein, it being agreed and understood that the only such information is that described as such in the second paragraph of Section 8 hereof;
          (b) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus) and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, the Company was a “well-known seasoned issuer” as defined in Rule 405. The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) or will pay such fees within the time period required by such rule (without regard to the proviso therein relating to the four business days extension to the payment deadline) and in any event prior to the Closing Date.
          (c) The Company is not an ineligible issuer as defined under the Securities Act, in each case at the times specified in Rule 164 under the Securities Act in connection with the offering of the Securities.
          (d) The documents incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
          (e) The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the foregoing representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriters furnished to the Company or the Trust in writing by the Underwriters expressly for use in such Time of Sale Information, it being agreed and understood that the only such information is that described as such in the second paragraph of Section 8 hereof. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom;

          (f) Intentionally Omitted.
          (g) Other than the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto and other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior or subsequent to delivery of such Issuer Free Writing Prospectus, did not, and at the Closing Date and each Option Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the foregoing representation and warranty do not apply to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company or the Trust in writing by the Underwriters expressly for use in any Issuer Free Writing Prospectus, it being agreed and understood that the only such information is that described as such in the second paragraph of Section 8 hereof.
          (h) KPMG LLP, Independent Registered Public Accounting Firm, who has certified certain financial statements of the Company and the Trust and their respective subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus or incorporated by reference therein, are independent registered public accountants as required by the Securities Act;

          (i) The financial statements and the related notes thereto of the Company, the Trust and their respective consolidated subsidiaries, included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, present fairly the consolidated financial position of the Company, the Trust and their consolidated subsidiaries, and the entities which were acquired by or merged into the Company or the Trust (the “Company Group”), as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the period specified; the financial statements with respect to the properties acquired by the Company or or the Trust, as applicable or the entities which were acquired by or merged into the Company or the Trust, as applicable, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus, present fairly the financial position and the results of operations of such properties at the indicated dates and for the indicated periods; the foregoing financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis, and the supporting schedules included or incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus present fairly the information required to be stated therein; the financial information and statistical data included or incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the financial statements presented therein; and the pro forma financial information and the related notes thereto, included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable;
          (j) Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business prospects, management, financial position, shareholders’ equity or results of operations (a “Material Adverse Effect”) of the Company, the Trust and their respective Subsidiaries (as defined below), taken as a whole, otherwise than as set forth or contemplated in the Time of Sale Information and the Prospectus; and except as set forth or contemplated in the Time of Sale Information and the Prospectus neither the Company, the Trust nor any of their respective Subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company, the Trust and their respective Subsidiaries taken as a whole;

          (k) The Company has been duly organized and is validly existing as a real estate investment trust of unlimited duration with transferable shares of beneficial interest in good standing under the laws of the State of Maryland, with power and authority (trust or other) to own its properties and conduct its business as described in the Time of Sale Information and the Prospectus, and has been duly qualified for the transaction of business (where such qualification is available) and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, where such qualification is required, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole; The Trust is the sole trustee of the Company and owned approximately 86.5% of the Company at March 31, 2006;
          (l) The Trust has been duly organized and is validly existing as a real estate investment trust of unlimited duration with transferable shares of beneficial interest in good standing under the laws of the State of Maryland, with power and authority (trust or other) to own its properties and conduct its business as described in the Time of Sale Information and the Prospectus, and has been duly qualified for the transaction of business (where such qualification is available) and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, where such qualification is required, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole;
          (m) Each subsidiary (within the meaning of the Securities Act) of the Company and the Trust (the “Subsidiaries”) has been duly incorporated or organized and is validly existing as a corporation, limited liability company or limited partnership, as the case may be, under the laws of its jurisdiction of incorporation, formation or organization, with power and authority (corporate or other) to own its properties and conduct its business as described in the Time of Sale Information and the Prospectus, and has been duly qualified as a foreign entity or limited partnership, as the case may be, for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business where such qualification is required, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect on the Company, the Trust and their respective subsidiaries taken as a whole;

and all the outstanding equity securities of each such subsidiary have been duly authorized and validly issued, are fully-paid and non-assessable, and (except for general partnership interests or in the case of foreign Subsidiaries, for directors’ qualifying shares) are owned by the Company or the Trust, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims other than the Company’s pledge of the shares of two of its German subsidiaries as collateral for loans it obtained to purchase portfolios of German properties;
          (n) Neither the Company, the Trust nor any of their respective Subsidiaries is party to any joint venture with any other entity, except (i) as described or incorporated by reference in the Time of Sale Information and the Prospectus or (ii) such joint ventures which are not material to the general affairs, business prospects, management, financial position, shareholders’ equity or results of operations of the Company, the Trust and their respective Subsidiaries, taken as a whole;
          (o) This Agreement has been duly authorized, executed and delivered by the Company and the Trust and constitutes the valid and binding agreement of the Company and the Trust, enforceable against the Company and the Trust in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and the effect of general principles of equity, and except as rights to indemnity and contribution hereunder may be limited by applicable law;
          (p) The Letter Agreement and the Registration Rights Agreement have been duly authorized and, when executed and delivered by the Company and the Trust, will constitute the valid and binding agreement of the Company and the Trust, enforceable against the Company and the Trust in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and the effect of general principles of equity, and except as rights to indemnity and contribution hereunder may be limited by applicable law;
          (q) The Securities have been duly authorized, and, when issued, authenticated and delivered pursuant to this Agreement and the Indenture, will have been duly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture and enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and the effect of general principles of equity; the Base Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and the effect of general principles of equity; the First Supplemental Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and the effect of general principles of equity; the Third Supplemental Indenture has been duly authorized by the Company and, when executed and delivered by the parties thereto, will constitute a valid and binding agreement enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and the effect of general principles of equity; the Indenture has been duly qualified under the Trust Indenture Act; and the Securities and the Indenture will conform to the descriptions thereof in the Time of Sale Information and Prospectus in all material respects.
          (r) Neither the Company, the Trust nor any of their respective Subsidiaries is, nor with the giving of notice or lapse of time or both would be, in violation of or in default under, (i) its Amended and Restated Declaration of Trust or By-Laws or other governing documents, as applicable, or (ii) any joint venture agreement, partnership agreement or other governing instruments or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, the Trust or any of their respective Subsidiaries is a party or by which any of them or any of their respective properties is bound, except in the case of clause (ii) for violations and defaults which individually and in the aggregate would not have a Material Adverse Effect on the Company, the Trust and their respective Subsidiaries, taken as a whole.
          (s) The issue and sale of the Securities, the reservation of the Common Shares for issuance upon exchange of the Securities and the performance by the Company and the Trust of all of the provisions and its obligations under the Securities, the Indenture, this Agreement, the Letter Agreement, the Registration Rights Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company, the Trust or any of their respective Subsidiaries is a party or by which the Company, the Trust or any of their respective Subsidiaries is bound or to which any of the property or assets of the Company, the Trust or any of their respective Subsidiaries is subject, nor will any such action result in any violation of the provisions of the respective Amended and Restated Declaration of Trust or the By-Laws of the Company or the Trust or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the Trust, their respective Subsidiaries or any of their respective properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company or the Trust of the transactions contemplated by the Indenture, this Agreement, the Letter Agreement and the Registration Rights Agreements, except such consents, approvals, authorizations, registrations or qualifications as have been obtained under the Securities Act, the Trust Indenture Act and as may be required under state securities or Blue Sky Laws in connection with the purchase and distribution of the Securities by the Underwriters or consents, the failure of which to obtain would not have a Material Adverse Effect on the Company, the Trust and their respective Subsidiaries, taken as a whole, or a material adverse effect on the consummation of the transactions contemplated by this Agreement or the Indenture or on the validity and enforceability of the Securities and the Indenture;
          (t) Neither the Company nor the Trust is an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);
          (u) Other than as set forth or contemplated in the Time of Sale Information and the Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Company or the Trust, threatened to which the Company, the Trust any of their respective Subsidiaries is or may be a party or to which any property of the Company, the Trust or any of their respective Subsidiaries is or may be the subject which, if determined adversely to the Company, the Trust or any of their respective Subsidiaries, could individually or in the aggregate reasonably be expected to have a Material Adverse Effect on the Company, the Trust and their respective Subsidiaries, taken as a whole, and, to the best of the Company’s and the

Trust’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement, the Time of Sale Information or the Prospectus which are not filed or described as required;
          (v) The Company’s authorized, issued and outstanding shares of beneficial interest is as set forth or incorporated by reference in the Time of Sale Information and Prospectus as of the date stated in each such item; and all of the issued shares of beneficial interest have been duly and validly authorized and issued, are fully paid and non-assessable;
          (w) The Trust’s authorized, issued and outstanding shares of beneficial interest are as set forth or incorporated by reference in the Time of Sale Information and Prospectus as of the date stated in each such item; and all of the issued shares of beneficial interest have been duly and validly authorized and issued, are fully paid and non-assessable;
          (x) The Company, the Trust and each of their respective Subsidiaries have good and marketable title in fee simple to all real property described in the Registration Statement, Time of Sale Information and Prospectus as owned by them and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Information and Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company, the Trust and each of their respective subsidiaries; and any real property and buildings held under lease by the Company, the Trust and their respective Subsidiaries and described in the Registration Statement, Time of Sale Information and Prospectus are held by them under valid and subsisting leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, the Trust and their respective Subsidiaries;
          (y) The Company, the Trust and their respective Subsidiaries taken as a whole carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their business and the value of their properties;

          (z) For the fiscal year ended December 31, 1996 through the period ending on and including October 29, 2001, the Company met the requirements for qualification as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”);
          (aa) For the period beginning October 30, 2001 and ending on and including the date hereof, the Company has operated in a manner to be classified as a partnership, and not as an association or partnership taxable as a corporation, for federal income tax purposes;
          (bb) For the fiscal year ended December 31, 2001 and all periods thereafter ending on and including the date hereof, the Trust met the requirements for qualification as a real estate investment trust under Sections 856 through 860 of the Code;
          (cc) All material Tax returns required to be filed by the Company Group have been filed and all such returns are true, complete, and correct in all material respects. All material Taxes that are due or claimed to be due from the Company Group have been paid other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which, in the case of both clauses (i) and (ii), adequate reserves have been established on the books and records of the Company Group in accordance with GAAP. There are no proposed material Tax assessments against the Company Group. To the best knowledge and belief of the Company, the accruals and reserves on the books and records of the Company Group in respect of any material Tax liability for any Taxable period which liability has not been finally determined are adequate to meet any assessments of Tax for any such period. For purposes of this Agreement, the term “Tax” and “Taxes” shall mean all federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto;
          (dd) Each of the Company, the Trust and their respective Subsidiaries owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, except in each case where the failure to obtain licenses, permits, certificates, consents, orders, approvals and other authorizations, or to make all declarations and filings, would not have a Material Adverse Effect on the Company, the Trust and their respective Subsidiaries, taken as a whole, and none of the Company, the Trust any of their respective Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as described in the Registration Statement, the Time of Sale Information and the Prospectus and except, in each case, where such revocation or modification would not have a Material Adverse Effect on the Company, the Trust and their respective Subsidiaries, taken as a whole; and the Company, the Trust and each of their respective Subsidiaries are in material compliance with all laws, rules and regulations relating to the conduct of their respective businesses as conducted as of the date hereof, except where noncompliance with such laws or regulations would not have a Material Adverse Effect on the Company, the Trust and their respective Subsidiaries taken as a whole;
          (ee) Except as disclosed in the Time of Sale Information and Prospectus, the Company, the Trust and their respective Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their business, (iii) are in compliance with all terms and conditions of any such permit, license or approval and (iv) have no knowledge of the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials on any of the properties owned by them, or of any unlawful spills, releases, discharges or disposal of such hazardous materials that have occurred or are presently occurring off such properties as a result of any construction on or operation and use of such properties, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals or unlawful presence of hazardous materials or occurrence would not, singly or in the aggregate, result in a Material Adverse Effect on the Company, the Trust and their respective Subsidiaries taken as a whole;
          (ff) The mortgages and deeds of trust encumbering the properties and assets described in the Time of Sale Information and the Prospectus (i) are not convertible and neither the Company, the Trust nor any of their Subsidiaries holds a participating interest therein, and (ii) are not cross-defaulted or cross-collateralized to any property not owned by the Company, the Trust or any of their Subsidiaries;

          (gg) Subsequent to the respective dates as of which information is given in the Time of Sale Information and the Prospectus, (i) the Company has not purchased any of its outstanding shares of beneficial interest (other than the redemption of common units in accordance with the terms of the Company’s Amended and Restated Declaration of Trust), nor declared, paid or otherwise made any dividend or distribution of any kind on its shares of beneficial interest other than regular periodic dividends on its shares of beneficial interest (preferred or common); and (ii) there has not been any material change in the shares of beneficial interest, short-term debt or long-term debt of the Company, except in either case as described in or contemplated by the Time of Sale Information and the Prospectus;
          (hh) Subsequent to the respective dates as of which information is given in the Time of Sale Information and Prospectus, (i) the Trust has not purchased any of its outstanding shares of beneficial interest, nor declared, paid or otherwise made any dividend or distribution of any kind on its shares of beneficial interest other than regular periodic dividends on its shares of beneficial interest (preferred or common); and (ii) there has not been any material change in the shares of beneficial interest, short-term debt or long-term debt of the Trust, except in either case as described in or contemplated by the Time of Sale Information and the Prospectus;
          (ii) Neither the Company nor the Trust has taken or will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities, and neither the Company nor the Trust has distributed and the Company and the Trust have agreed not to distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than the Prospectus, any preliminary prospectus filed with the Commission or other material permitted by the Securities Act;
          (jj) The Company, the Trust and each of their respective Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

          (kk) Each of the Company and the Trust has established and maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company or the Trust, as applicable, in the reports that each of them files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company or the Trust, as applicable, in the reports that each of them files or submits under the Exchange Act is accumulated and communicated to the Company’s management or the Trust’s management, as applicable, including its principal executive officer or officers and its principal financial officer or officers, as appropriate to allow timely decisions regarding required disclosure, and each of the Company and the Trust is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations issued thereunder by the Commission in connection therewith, including, without limitation, Section 402 related to loans and Section 906 related to certifications; and
          (ll) The Common Shares initially issuable upon exchange for the Securities have been duly authorized and reserved for issuance, and, if and when issued and delivered in accordance with the provisions of the Securities, the Indenture and the Letter Agreement, will be duly and validly issued and fully paid and nonassessable; the Common Shares conform to the description thereof incorporated by reference in the Time of Sale Information and the Prospectus.
          5. Each of the Company and the Trust covenants and agrees with the Underwriters as follows:
          (a) The Company will file (i) the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act and (ii) any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act and will pay the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act within the time period required by such rule (without regard to the proviso therein relating to the four business days extension to the payment deadline) and in any event prior to the Closing Date;

          (b) The Company will deliver to the Underwriters and counsel for the Underwriters, at the expense of the Company, a signed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits and documents incorporated by reference therein and, during the period mentioned in paragraph (e) below, to the Underwriters as many copies of the Time of Sale Information, the Prospectus (including all amendments and supplements thereto) and documents incorporated by reference therein and each Issuer Free Writing Prospectus (to the extent not previously delivered) as the Underwriters may reasonably request;
          (c) Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or Prospectus, furnish to the Underwriters a copy of any proposed Issuer Free Writing Prospectus, amendment or supplement to the Registration Statement or the Prospectus, for review by the Underwriters, and not to prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Underwriters reasonably objects;
          (d) The Company and Trust will file promptly all reports and any definitive proxy or information statements required to be filed by the Company or the Trust with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, and during such same period, will advise the Underwriters promptly, and to confirm such advice in writing, (i) when any amendment to the Registration Statement or any Issuer Free Writing Prospectus shall have become effective, (ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any notice pursuant to Rule 401(g)(2) of the Act that would prevent its use or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by the Company of any notification with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and each of the Company and the Trust will use their best efforts to prevent the issuance of any such stop order or notification and, if issued, to obtain as soon as possible the withdrawal thereof and (v) of the occurrence of any event during the period specified in paragraph (e) below as a result of which the Prospectus, the

Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading;
          (e) (1) If, during such period after the first date of the public offering of the Securities as in the reasonable opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 of the Securities Act) in connection with sales by an Underwriter or dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, and such amendment or supplement, reasonably satisfactory in all respects to the Underwriters, the Company will forthwith prepare and furnish, at the expense of the Company, to the Underwriters and to the dealers (whose names and addresses the Underwriters will furnish to the Company) to which Securities may have been sold by the Underwriters and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (or any Option Closing Date) (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that the Time of Sale Information will comply with law.

          (f) The Company and the Trust will comply with the Securities Act and the regulations thereunder and the Exchange Act and the rules and regulations thereunder so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus, except where the failure to comply will not adversely affect the distribution of the Securities.
          (g) The Company will endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Securities and to pay all fees and expenses (including fees and disbursements of counsel to the Underwriters) reasonably incurred in connection with such qualification and in connection with the determination of the eligibility of the Securities for investment under the laws of such jurisdictions as the Underwriters may designate; provided that the Company shall not be required to file a general consent to service of process in any jurisdiction or to qualify to do business in any jurisdiction where it is not so qualified;
          (h) The Company and the Trust will make generally available to its security holders and to the Underwriters as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company and the Trust occurring after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder;
          (i) The Company will operate in a manner to continue to be classified as a partnership, and not as an association or partnership taxable as a corporation, for federal income tax purposes;
          (j) The Trust will operate in a manner to continue to qualify as a real estate investment trust under Section 856 through 860 of the Code.
          (k) So long as the Securities are outstanding, the Company will furnish to the Underwriters copies of all reports or other communications (financial or other) furnished to holders of Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange;

          (l) During the period beginning on the date hereof and continuing to and including the Business Day following the Closing Date, neither the Company nor the Trust will offer, sell, contract to sell or otherwise dispose of any debt securities of, or guaranteed by, the Company which are substantially similar to the Securities without the Underwriters’ prior written consent;
          (m) The Company will use the net proceeds of the offering of the Securities in the manner specified in the Registration Statement, the Time of Sale Information and the Prospectus under “Use of Proceeds;”
          (n) As long as any Securities are outstanding, neither the Company nor the Trust will be or become an open-end investment trust, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under the Investment Company Act;
          (o) The Company will pay all costs and expenses incident to the performance of its and the Trust’s obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of the Trustee, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Time of Sale Information and the Prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Underwriters may designate (including reasonable fees of counsel for the Underwriters and their disbursements), (iv) related to any filing with National Association of Securities Dealers, Inc. in respect of the Securities, (v) in connection with the listing of the Common Shares on the New York Stock Exchange, (vi) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Indenture, the Preliminary and Supplemental Blue Sky Memoranda and any Legal Investment Survey and the furnishing to the Underwriters and dealers of copies of the Registration Statement, the Time of Sale Information and the Prospectus, including mailing and shipping, as herein provided and (vii) payable to rating agencies in connection with the rating of the Securities;
          (p) The Company will retain, pursuant to reasonable procedures developed in good faith, copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433(g) under the Securities Act;
          (q) Without the prior written consent of the Underwriter, the Trust will not, during the period ending 60 days after the date of the Prospectus, (i) offer,

pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares; or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the issuance of any Common Shares to holders of the Securities upon exchange of the Securities, (b) the issuance by the Trust of Common Shares upon the redemption of Class A-1 common units of beneficial interest, par value $0.01 per unit (“Class A-1 Units”), of the Company in accordance with the Amended and Restated Declaration of Trust of the Company, (c) the issuance by the Trust of Common Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof which are described in the Prospectus, (d) the grant of options to purchase Common Shares pursuant to the Trust’s or the Company’s existing employee or trustee benefit plans as in effect on the date hereof, (e) the issuance of Class B common units of beneficial interest, par value $0.01 per unit (together with the Class A-1 Units, the “Units”), of the Company in connection with the acquisition of property, directly or indirectly, by the Company or (f) the issuance by the Trust of Common Shares or by the Company of Units in accordance with the Trust’s dividend reinvestment and share purchase plan;
          (r) The Trust shall reserve and keep available at all times free as preemptive rights, a sufficient number of Common Shares for the purpose of enabling the Company to deliver, at its election, Common Shares upon the exchange of the Securities; and
          (s) The Company shall prepare a final term sheet, containing solely a description of the Securities, substantially in the form of Annex B hereto and approved by the Underwriters and shall file such term sheet pursuant to Rule 433(d) within the time required by such Rule.
          6. The obligations of the Underwriters hereunder shall be subject to the following conditions:
          (a) the representations and warranties of the Company and the Trust contained herein are true and correct as of the date hereof, as of the Closing Date and as of each Option Closing Date as if made on and as of the date hereof, of the Closing Date and as of each Option Closing Date, and each of the Company and the Trust shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or any such Option Closing Date;
          (b) the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no notice pursuant to Rule 401(g)(2) of the Act that would prevent its use shall have been issued and no proceedings for such purpose shall be pending before or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Underwriters;
          (c) subsequent to the execution and delivery of this Agreement and prior to the Closing Date and each Option Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or the Trust by any “nationally recognized statistical rating organization”, as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;
          (d) since the respective dates as of which information is given in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) there shall not have been any material change in the shares of beneficial interest, short-term debt or long-term debt of the Company or the Trust or any Material Adverse Effect with respect to the Company or the Trust and their respective Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto), the effect of which in the judgment of the Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Information and the Prospectus;

          (e) the Underwriters shall have received on and as of the Closing Date a certificate of two officers of the Company, at least one of whom is a Chairman, Chief Executive Officer, Chief Financial Officer or Vice President of the Company satisfactory to the Underwriters to the effect set forth in subsections (a) through (c) of this Section and to the further effect that there has not occurred any Material Adverse Effect with respect to the Company and its Subsidiaries taken as a whole from that set forth or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus;
          (f) the Underwriters shall have received on and as of the Closing Date a certificate of two officers of the Trust, at least one of whom is a Chairman, Chief Executive Officer, Chief Financial Officer or Vice President of the Trust satisfactory to the Underwriters to the effect set forth in subsections (a) through (c) of this Section and to the further effect that there has not occurred any Material Adverse Effect with respect to the Trust and its Subsidiaries taken as a whole from that set forth or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus;
          (g) Mayer, Brown, Rowe & Maw LLP, Counsel of the Company and the Trust, shall have furnished to the Underwriters their written opinion, dated the Closing Date and, if applicable, each Option Closing Date, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Annex C.
          (h) Caroline Brower, General Counsel of the Company and the Trust, shall have furnished to the Underwriters her written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Annex D.
          (i) on the date of execution of this Agreement and also on the Closing Date and each Option Closing Date, KPMG LLP, Independent Registered Public Accounting Firm, shall furnish to the Underwriters letters, dated such respective dates of delivery, in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type customarily included in accountants “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference in the Registration Statement , the Time of Sale Information and the Prospectus, provided that the letter delivered on the Closing Date or any applicable Option Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date or such Option Closing Date, as the case may be;

          (j) The Common Shares have been or by the Closing Date will be approved for listing on the New York Stock Exchange, subject to notice of issuance.
          (k) the Underwriters shall have received on and as of the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Underwriters, with respect to the validity of the Indenture and the Securities, the Registration Statement, the Time of Sale Information, the Prospectus and other related matters as the Underwriters may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
          (l) on or prior to the Closing Date, the Company shall have furnished to the Underwriters such further certificates and documents as the Underwriters shall reasonably request; and
          (m) the Underwriters shall have received “lock-up” agreements, each substantially in the form of Annex E hereto, from the executive officers and trustees of the Trust relating to sales and certain other dispositions of Common Shares or certain other securities, and all of such “lock-up” agreements, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.
          7. Each Underwriter hereby represents and agrees that
          (a) it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 4(d) or Section 5(c) above, or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

          (b) it has not and will not distribute any Underwriter Free Writing Prospectus referred to in clause (a) (i) in a manner reasonably designed to lead to its broad unrestricted dissemination.
          (c) it has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Securities unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex B hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.
          (d) it will, pursuant to reasonable procedures developed in good faith, retain copies of each free writing prospectus used or referred to by it, in accordance with Rule 433 under the Securities Act.
          (e) it is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering and sale of the Securities (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).
          8. The Company agrees to indemnify and hold harmless the Underwriters and each person, if any, who controls the Underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including without limitation the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) arising out of or caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement arising out of or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arising out of or are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to the Underwriters furnished to the Company in writing by the Underwriters expressly for use therein, it being agreed and understood that the only such information is that which is described as such in the second paragraph of this Section;.
          The Underwriters agree, severally and not jointly, to indemnify and hold harmless the Company, its trustees, its officers who sign the Registration Statement, and each person who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriters, but only with reference to information relating to the Underwriters furnished to the Company in writing by the Underwriters expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus. For purposes of this Section 8 and Sections 4(a), 4(e) and 4(g), the only written information furnished by the Underwriters to the Company expressly for use in the Registration Statement, the Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus is the information in the fifth, ninth, tenth and eleventh paragraphs (other than with respect to the Company) under the caption “Underwriting” in the prospectus supplement.
          If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Person”) in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters and such control persons of the Underwriters shall be designated in writing by the Representatives and any such separate firm for the Company, the officers of the Company who sign the Registration Statement and such control persons of the Company or its authorized representatives shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement; provided that if it is ultimately determined that an Indemnified Person was not entitled to indemnification hereunder, such person shall be responsible for repaying or reimbursing such amounts to the Indemnifying Person. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.
          If the indemnification provided for in the first and second paragraphs of this Section 8 is unavailable to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Securities (before deducting expenses) received by the Company and the total underwriting discounts received by the Underwriters bear to the aggregate public offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
          The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall the Underwriters be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligation of the Underwriters to contribute pursuant to this Section 8 is several in proportion to their respective underwriting commitment and is not joint.
          The indemnity and contribution agreements contained in this Section 8 are in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

          The indemnity and contribution agreements of the parties contained in this Section 8 and the representations, warranties, and covenants of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriters or any person controlling the Underwriters or by or on behalf of the Company, the officers or directors or any other person controlling the Company and (iii) acceptance of and payment for any of the Securities.
          9. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Representative, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, the New York Stock Exchange, (ii) trading of any securities of or guaranteed by the Company or the Trust shall have been suspended or materially limited on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, (iv) there shall have occurred any outbreak or escalation of hostilities involving the United States or any change in financial markets in the United States or any calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, material and adverse and which, in the judgment of the Representatives makes it impracticable or inadvisable to market the Securities on the terms and in the manner contemplated in the Time of Sale Information and the Prospectus, (v) there has occurred a material disruption in securities settlement or clearance services or (vi) the representation in Section 4(e) is incorrect in any respect.
          10. If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company or the Trust to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Trust shall be unable to perform its obligations under this Agreement or any condition of the Underwriters’ obligations cannot be fulfilled, the Company agrees to reimburse the Underwriters, for all out-of-pocket expenses (including the fees and expenses of its counsel) reasonably incurred by the Underwriters in connection with this Agreement or the offering of Securities contemplated hereunder and the Company shall then be under no further liability to the Underwriters except as provided in Sections 5(o) and 8 of this Agreement.

          11. (a) If, on the Closing Date or any Option Closing Date, as the case may be, any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Securities on the terms contained herein. If within thirty six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty six hours within which to procure another party or other parties reasonably satisfactory to the Representatives to purchase such Securities on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Securities, or the Company notify the Representatives that they have so arranged for the purchase of such Securities, the Representatives or the Company shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, for such Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Time of Sale Information or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement, the Time of Sale Information or the Prospectus which in the reasonable opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to the this Agreement with respect to such Securities.
               (b) If, after giving effect to any arrangements for the purchase of the Firm Securities or the Additional Securities, as the case may be, of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such Firm Securities or Additional Securities, as the case may be, which remains unpurchased does not exceed one eleventh of the aggregate principal amount of the Firm Securities or Additional Securities, as the case may be, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of the Firm Securities or Additional Securities, as the case may be, which such Underwriter agreed to purchase under this Agreement relating to such Firm Securities or Additional Securities, as the case may be, and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Firm Securities or Additional Securities, as the case may be, which such Underwriter agreed to purchase under this Agreement) of the Firm

Securities or Additional Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
               (c) If, after giving effect to any arrangements for the purchase of the Firm Securities or Additional Securities, as the case may be, of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of Firm Securities or Additional Securities, as the case may be, which remains unpurchased exceeds one eleventh of the aggregate principal amount of the Firm Securities or Additional Securities, as the case may be, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase the Firm Securities or Additional Securities, as the case may be, of defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, and the Company shall then be under no further liability to the Underwriters except as provided in Sections 5(o) and 8 of this Agreement; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
          12. This Agreement shall inure to the benefit of and be binding upon the Company, the Trust, the Underwriters, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Securities from the Underwriters shall be deemed to be a successor by reason merely of such purchase.
          13. Under the terms of the Company’s Amended and Restated Declaration of Trust, all persons dealing with the Company shall look solely to the Company property for satisfaction of claims of any nature, and no trustee, officer, agent or shareholder of the Company shall be held to any person liable in tort, contract or otherwise as the result of the execution and delivery of this Agreement by the Company. Under the terms of the Trust’s Amended and Restated Declaration of Trust, all persons dealing with the Trust shall look solely to the Trust property for satisfaction of claims of any nature, and no trustee, officer, agent or shareholder of the Trust shall be held to any person liable in tort, contract or otherwise as the result of the execution and delivery of this Agreement by the Trust.

          14. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Fax: 212-723-5074, Attention: Legal Department and Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Fax: (212) 507-2932, Attention: Financing Services Group. Notices to the Company and the Trust shall be given to it at 9200 East Panorama, Suite 400, Englewood, Colorado 80112, fax: (303) 708-6954, Attention: Caroline Brower, Executive Vice President and General Counsel.
          15. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.
          16. The Company and the Trust acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Trust with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as an agent or fiduciary to the Company or any other person. Additionally, the Underwriters are not advising the Company or the Trust or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Trust shall consult with their own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Trust with respect thereto. Any review by the Underwriters of the Company, the Trust, and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Trust.
[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

          If the foregoing is in the accordance with your understanding, please sign and return to us five counterparts hereof.

Very truly yours,

ARCHSTONE–SMITH OPERATING TRUST

By:	/s/ Charles E. Mueller, Jr.

Name: Charles E. Mueller, Jr.
Title: Chief Financial Officer

ARCHSTONE–SMITH TRUST

By:	/s/ Charles E. Mueller, Jr.

Name: Charles E. Mueller, Jr.
Title: Chief Financial Officer

Accepted: July 11, 2006
CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Paul J. Ingrassia

Name: Paul J. Ingrassia
Title: Managing Director

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Todd J. Singer

Name: Todd J. Singer
Title: Executive Director

Acting on behalf of themselves and as the
Representatives of the other Underwriter

Schedule I

Underwriters:	Citigroup Global Markets Inc.	$200,000,000
	Morgan Stanley & Co. Incorporated	$200,000,000
	J.P. Morgan Securities Inc.	$100,000,000
	Total	$500,000,000

Underwriting Agreement dated:	July 11, 2006

Registration Statement Number:	333-133285

Issuer of Securities	Archstone-Smith Operating Trust (the “Company”)

Issuer of Common Shares	Archstone-Smith Trust, a Maryland real estate investment trust and the sole trustee of Archstone-Smith Operating Trust (the “Trust”)

Title of Securities:	4.00% Exchangeable Senior Notes due 2036 (the “Notes”)

Aggregate Principal Amount:	$500,000,000 principal amount (the “Firm Securities”) (plus up to an additional $75,000,000 principal amount available for purchase by the underwriters, solely to cover overallotments (the “Additional Securities”)

Price to Public:	98.75% of the principal amount, plus accrued interest, from July 14, 2006 to the Closing Date

Purchase Price:	98.00% of the principal amount, plus accrued interest, from July 14, 2006 to the Closing Date

Indenture:	Indenture dated as of February 1, 1994 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of February 2, 1994 (the “First Supplemental Indenture”), between the Company and U.S. Bank National Association (as successor in interest to State Street Bank and Trust Company), as trustee (the “Trustee”) and the Third Supplemental Indenture, dated as of July 14, 2006, between the Company and the Trustee (the “Third Supplemental Indenture,” and together with the First Supplemental Indenture and the Base Indenture, the “Indenture”).

Maturity:	July 15, 2036

Interest Rate:	4.00%

Interest Payment Dates:	January 15 and July 15, commencing January 15, 2007

Sinking Fund Provisions:	None

Closing Date:	The Closing for the Firm Securities will be held at Time of Delivery: 10:00 a.m. (E.S.T.) on July 14, 2006, with the Notes being delivered through the book-entry facilities of The Depository Trust Company (“DTC”) and made available for checking by DTC and the Trustee at least 24 hours prior to the Closing Date

Closing Location:	Offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036

III-1

Annex A
Time of Sale Information
•	Preliminary Prospectus Supplement, dated as of July 10, 2006.
•	Final pricing term sheet substantially in the form of Annex B hereto.

A-1

Annex B
Pricing Term Sheet

Term sheet	Registration Statement No. 333-133285

To prospectus dated July 10, 2006	Filed Pursuant to Rule 433 of the Securities Act of 1933

preliminary prospectus supplement dated July 10, 2006
Free Writing Prospectus Dated July 11, 2006
Archstone-Smith Operating Trust
$500,000,000
4.00% Exchangeable Senior Notes due 2036

Issuer:	Archstone-Smith Operating Trust

Issuer of Common Shares:	Archstone-Smith Trust

Ticker for Common Shares:	ASN

Title of Securities:	4.00% Exchangeable Senior Notes Due 2036

Principal Amount Offered:	$500,000,000

Over-allotment Option:	$ 75,000,000

Principal Amount per Note:	$ 1,000

Issue price:	98.75%

Proceeds Net of Aggregate Underwriting Compensation:	$490 million (excluding option to purchase up to $75 million of additional notes)

Annual Interest Rate:	4.00% per year

Premium:	22.00%

Reference Price:	$ 52.14

Exchange Price:	$63.6108 per Archstone-Smith Trust common share

Exchange Trigger Price	$ 82.6940

Initial Exchange Rate:	15.7206 Archstone-Smith Trust common shares per $1,000 principal amount of notes

Trustee:	U.S. Bank National Association

Interest Payment Dates:	January 15 and July 15 of each year, beginning January 15, 2007

Maturity Date:	July 15, 2036

Trade Date:	July 11, 2006

Settlement Date:	July 14, 2006

CUSIP:	039584 AC 1

ISIN NUMBER:	US039584AC16

Underwriters:	Citigroup Global Markets Inc.
Morgan Stanley & Co. Incorporated
J.P. Morgan Securities Inc.

Adjustment to Shares Delivered upon Exchange upon Fundamental Change	The following table sets forth the share price and the number of additional shares to be received per $1,000 principal amount of notes:

	Effective Price
Effective Date	$52.14	$55.00	$60.00	$65.00	$70.00	$75.00	$85.00

July 14, 2006	3.4585	2.8269	1.9550	1.3141	0.8468	0.5126	0.1188
July 18, 2007	3.4529	2.7997	1.9038	1.2543	0.7892	0.4620	0.0920
July 18, 2008	3.4290	2.7442	1.8167	1.1573	0.6983	0.3860	0.0532
July 18, 2009	3.3796	2.6484	1.6716	1.0009	0.5559	0.2721	0.0100
July 18, 2010	3.3164	2.4923	1.4113	0.7159	0.3093	0.0944	0.0000
July 18, 2011	3.4585	2.4612	0.9461	0.0000	0.0000	0.0000	0.0000
If the share price is between two share price amounts in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower share price amounts and the two dates, as applicable, based on a 365-day year. In addition, if the share price is greater than $85.00 per share (subject to adjustment), the exchange rate will not be adjusted. If the share price is less than $52.14 per share (subject to adjustment), the exchange rate will not be adjusted. Notwithstanding the foregoing, in no event will the total number of Archstone-Smith common shares issuable upon exchange exceed 19.1791 per $1,000 principal amount of notes, subject to adjustments.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any Underwriter or any dealer participating in the offering will arrange to send to you the prospectus if you request it by calling Citigroup Global Markets Inc. toll-free 1-800-831-9146, or Morgan Stanley & Co. Incorporated toll-free 1-866-718-1649.

Annex C
Form of Opinion of Mayer, Brown, Rowe & Maw LLP (all initially-capitalized terms are as defined in the Underwriting Agreement):
(i) Each of the Company and the Trust has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland, with power and authority (trust or other) to own its properties and conduct its business as described in the Registration Statement, Time of Sale Information and Prospectus as then amended or supplemented;
(ii) Each of the Company and the Trust has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect on the Company, the Trust and their respective subsidiaries, taken as a whole;
(iii) Other than as set forth or contemplated in the Registration Statement, the Time of Sale Information or the Prospectus, to such counsel’s knowledge, there are no legal or governmental proceedings pending or threatened to which the Company, the Trust or any of their respective Subsidiaries is or may be a party or to which any property of the Company, the Trust or their respective Subsidiaries is or may be the subject which, if determined adversely to the Company, the Trust or such Subsidiaries, could individually or in the aggregate reasonably be expected to have a Material Adverse Effect on the Company, the Trust and their respective Subsidiaries taken as a whole; to such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and such counsel does not know of any amendment to the Registration Statement, the Time of Sale Information or the Prospectus required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration

Statement, the Time of Sale Information or the Prospectus or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement the Time of Sale Information or the Prospectus which are not filed or incorporated by reference or described as required;
(iv) This Agreement has been duly authorized, executed and delivered by the Company and the Trust and is a valid and binding agreement of the Company and the Trust, enforceable against the Company and the Trust in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and except as rights to indemnity and contribution hereunder may be limited by applicable law;
(v) The Letter Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company and the Trust and constitute a valid and binding agreement enforceable against the Company and the Trust in accordance with their terms, except to the extent enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium and similar laws now or hereafter in effect relating to creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and except as rights to indemnification under the Registration Rights Agreement may be limited by applicable law;
(vi) The Securities have been duly authorized, executed and delivered by the Company and, when duly authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and similar laws now or hereafter in ef-

fect relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity);
(vii) The Base Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity);
(viii) The First Supplemental Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity);
(ix) The Third Supplemental Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement enforceable against the Company in accordance with its terms, except to the extent enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity);
(x) The Indenture has been duly qualified under the Trust Indenture Act;

(xi) The Indenture and the Securities conform in all material respects to the descriptions thereof in the Registration Statement, the Time of Sale Information and the Prospectus;
(xii) The Company’s authorized, issued and outstanding shares of beneficial interest are as set forth or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; and all of the issued             shares of beneficial interest have been duly and validly authorized and issued, are fully paid and non-assessable;
(xiii) The Trust’s authorized, issued and outstanding shares of beneficial interest are as set forth or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; and all of the issued             shares of beneficial interest have been duly and validly authorized and issued, are fully paid and non-assessable and none of the outstanding shares of beneficial interest of the Trust was issued in violation of any preemptive rights of any shareholder of the Trust arising under the Maryland REIT Law (as defined therein) or the Amended and Restated Declaration of Trust or Bylaws of the Trust;
(xiv) The reservation for issuance of the Common Shares initially issuable upon exchange of the Securities has been duly and validly authorized, and, the Common Shares, when issued and delivered in accordance with the provisions of the Securities, the Indenture and the Letter Agreement, will be duly and validly issued and fully paid and non-assessable, and will conform in all material respects to the description of the Common Shares incorporated by reference in the Time of Sale Information or the Prospectus;
(xv) Neither the issuance of the Securities nor the issuance of the Common Shares issuable upon exchange of the Securities are subject to any preemptive or similar rights arising under Title 8, or the Amended and Restated Declaration of Trust or the Bylaws of the Company or the Trust;

(xvi) To the best of such counsel’s knowledge and information, neither the Company, the Trust nor any of their respective Subsidiaries is, nor with the giving of notice or lapse of time or both would be, in violation of or in default under, (i) their respective Amended and Restated Declaration of Trust, By-Laws, partnership agreement or other governing instruments or (ii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company, the Trust or any of their respective Subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults (other than violations or defaults with respect to the Amended and Restated Declaration of Trust and Bylaws of the Company or the Trust) which individually and in the aggregate are would not have a Material Adverse Effect on the Company, the Trust and their respective Subsidiaries, taken as a whole;
(xvii) The issue and sale of the Securities, the reservation by the Trust of the Common Shares for issuance upon exchange of the Securities and the performance by the Company and the Trust of all of the provisions and its obligations under the Securities, the Indenture, this Agreement, the Letter Agreement, the Registration Rights Agreement and the consummation of the transactions therein contemplated (i) will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to such counsel to which the Company, the Trust any of their respective Subsidiaries is a party or by which the Company, the Trust any of their respective Subsidiaries is bound or to which any of the property or assets of the Company, the Trust any of their respective Subsidiaries is subject, nor (ii) will any such action result in any violation of the provisions of the Amended and Restated Declaration of Trust or the By-Laws of the Company or the Trust or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the Trust, their respective Subsidiaries or any of their respective properties, such conflict, breach, default or violation would have a Material Adverse Effect on the Company, the Trust and their respective Subsidiaries taken as a whole or a material adverse effect on the consummation of the transactions contemplated by the Securities, the Indenture, this Agreement, the Registration Rights Agreement and the Letter Agreement;

(xviii) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Securities, the issuance of the Common Shares upon the exchange of the Securities, or the consummation of the other transactions contemplated by this Agreement or the Indenture, except such consents, approvals, authorizations, registrations or qualifications as have been obtained under the Securities Act and the Trust Indenture Act and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters, or consents, the failure of which to obtain would not have a Material Adverse Effect on the Company, the Trust and their respective Subsidiaries taken as a whole or a material adverse effect on the consummation of the transactions contemplated by this Agreement, the Indenture, the Registration Rights Agreement or the Letter Agreement or on the validity and enforceability of the Securities and the Indenture;
(xix) The statements (A) under “Description of Debt Securities” and “Description of Notes” in the Time of Sale Information and the Prospectus, (B) incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus from Item 3 of Part 1 of each of the Company’s and the Trust’s Annual Reports on Form 10-K for the year ended December 31, 2005 and (C) contained in the Registration Statement in Item 15 insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, are true and correct in all material respects. Further, the statements under “Certain U.S. Federal Income Tax Considerations” in the Time of Sale Information and Prospectus constitute, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of the Securities to a holder of such Securities;

(xx) (A) The Company was qualified to be taxed as a real estate investment trust pursuant to Sections 856 through 860 of the Code, for the fiscal year ended December 31, 1996 through the period ending on and including October 29, 2001, (B) the Trust qualified to be taxed as a real estate investment trust pursuant to Sections 856 through 860 of the Code, as amended, for the fiscal years ended December 31, 2001 through December 31, 2005, and its actual and proposed method of operation will enable the Trust to meet the requirements for qualification and taxation as a REIT, (C) the Company was classified as a partnership, and not as an association or partnership taxable as a corporation, for federal income tax purposes, from October 30, 2001, through the date hereof, (D) based on the representation that the Company will continue to satisfy the “90% qualifying income” test under Section 7704 of the Code, the Company will be classified for federal income tax purposes as a partnership, and not as an association or partnership taxable as a corporation; and (E) neither the Company nor the Trust is an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under the Investment Company Act;
(xxi) the investments of the Company described in the Registration Statement, the Time of Sale Information and the Prospectus are permitted investments under the Amended and Restated Declaration of Trust of the Company; and the investments of the Trust described in the Registration Statement, the Time of Sale Information and the Prospectus are permitted investments under the Amended and Restated Declaration of Trust of the Trust;
(xxii) the Registration Statement is effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act, no notice pursuant to Rule 401(g)(2) of the Act that would prevent its use has been issued and, to the best of such counsel’s knowledge and information, no proceeding for that purpose has been initiated or threatened by the Commission; and

(xxiii) Such counsel (A) is of the opinion that each document incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus (except for the financial statements, supporting schedules and other financial data included therein or omitted therefrom and except for the Form T-1 as to which such counsel need express no opinion) when filed with the Commission complied as to form in all material respects with the Exchange Act, and (B) is of the opinion that the Registration Statement, the Time of Sale Information and the Prospectus and any amendments and supplements thereto (except for the financial statements, supporting schedules and other financial data included therein or omitted therefrom and except for the Form T-1 as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Trust Indenture Act.
     Such counsel will also indicate that it has examined various documents and records and participated in conferences with the Underwriters, officers and other representatives of the Company and the Trust , representatives of the independent public or certified public accountants for the Company and the Trust and the representatives of the Underwriters at which the contents of the Registration Statement, the Time of Sale Information (which is defined in such opinion to include the Preliminary Prospectus dated July 10, 2006, and each “free writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A to this Agreement) and the Prospectus, and any supplements or amendments thereto, and related matters were discussed and, although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information or the Prospectus, including documents incorporated by reference therein (other than as specified above) or any supplement or amendment thereto, on the basis of the foregoing, no facts have come to our attention that lead us to believe that:
     (i) the Registration Statement or any amendment thereto, at the time such Registration Statement or any such amendment became effective (including the information deemed to be part of the

Registration Statement at the time it became effective pursuant to Rule 430A, 430B or 430C under the Securities Act) or at the date and time that this Agreement is executed and delivered by the parties hereto, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
     (ii) the Prospectus, as of its date or at the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or
     (iii) the Time of Sale Information as of the date and time that this Agreement is executed and delivered by the parties hereto, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading
(it being understood that we express no belief as to the Form T-1 or the financial statements, supporting schedules and other financial or statistical data included or incorporated by reference therein or derived or omitted therefrom).
        In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and the States of Illinois, Maryland and New York, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters’ counsel) of other counsel reasonably acceptable to the Underwriters’ counsel, familiar with the applicable laws; and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and the Trust and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and the Trust. The opinion of such counsel for the Company and/or the Trust shall state that the opinion of any such other counsel or such certificates is in form satisfactory to such counsel and, in such counsel’s opinion, the Underwriters and they are justified in relying thereon. With respect to the matters to be covered in subparagraph (xx) above counsel may state their opinion and belief is based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendment or supplement thereto but is without independent check or verification except as specified. In rendering the opinions contained in (xiii), such opinions may be based upon (a) the Code and the rules and regulations promulgated thereunder, (b) Maryland law existing and applicable to the Company and the Trust, (c) facts and other matters set forth in the Prospectus, (d) the provisions of the Amended and Restated Declaration of Trust of the Company, and (e) certain statements and representations made by the Company and/or the Trust to Mayer, Brown, Rowe & Maw LLP provided that such statements and representations are also set forth in a certificate to the Underwriters.

Annex D
Form of Opinion of General Counsel (all initially-capitalized terms are as defined in the Underwriting Agreement):
          (i) other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending or, to the best of her knowledge, threatened to which the Company, the Trust any of their respective Subsidiaries is or may be a party or to which any property of the Company, the Trust or their respective Subsidiaries is or may be the subject which, if determined adversely to the Company, the Trust or such Subsidiaries, could individually or in the aggregate reasonably be expected to have a Material Adverse Effect on the Company, the Trust and their respective Subsidiaries taken as a whole;
          (ii) to the best of her knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; she does not know of any amendment to the Registration Statement, the time of Sale Information or the Prospectus required to be filed; and there are no contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement, the Time of Sale Information or the Prospectus which are not filed or incorporated by reference or described as required; and
          (iii) neither the Company, the Trust nor any of their respective Subsidiaries is, nor with the giving of notice or lapse of time or both would be, in violation of or in default under, (i) their respective Amended and Restated Declaration of Trust, By-Laws, partnership agreement or other governing instruments or (ii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company, the Trust or any of their respective Subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults (other than violations or defaults with respect to the Amended and Restated Declaration of Trust and Bylaws of the Company or the Trust) which individually and in the aggregate are would not have a Material Adverse Effect on the Company, the Trust and their respective Subsidiaries, taken as a whole.

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Annex E
Form of Lock-up Agreement
, 2006
Citigroup Global Markets Inc.
Morgan Stanley & Co. Incorporated
As Representatives of the several Underwriters
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
and
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
[Trustee or Executive Officer]
c/o Archstone-Smith Trust
9200 E. Panorama Circle, Suite 400
Englewood, CO 80112
Ladies and Gentlemen:
The undersigned understands that Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated (the “Representatives”) has entered into an Underwriting Agreement (the “Underwriting Agreement”) with Archstone-Smith Operating Trust, a real estate investment trust organized under the laws of the State of Maryland (the “Operating Trust”) and Archstone-Smith Trust, a real estate investment trust organized under the laws of the State of Maryland (the “Trust”), with respect to the public offering (the “Public Offering”) by the several Underwriters listed therein, including the Representatives (the “Underwriters”) of $500,000,000 aggregate principal amount of exchangeable notes due 2036 of the Operating Trust (the “Notes”), exchangeable into the Trust’s common shares of beneficial interest, par value $0.01 per share (the “Common Shares”) and with respect to the grant by the Operating Trust to the Underwriters of an option to purchase $75,000,000 additional aggregate principal amount of Notes to cover over-

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allotments, if any.
As a condition to the closing of the transactions contemplated by the Underwriting Agreement, the undersigned hereby agrees that, without the prior written consent of the Required Consenting Parties (as defined below), it will not, during the period commencing on the date hereof and ending 60 days after the date of the final prospectus and prospectus supplement relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the issuance of any Common Shares to holders of the Securities upon exchange of the Securities, (b) transactions relating to Common Shares or other securities acquired in open market transactions after the completion of the Public Offering, (c) transfers of Common Shares or securities convertible into or exercisable or exchangeable for Common Shares to a family member of the undersigned or trust created for the benefit of the undersigned or a family member of the undersigned, (d) as a bona fide gift or gifts or (e) dispositions of Common shares effected pursuant to a written plan meeting the requirements of Rule 10b5-1 promulgated under the Securities Act of 1933, as amended, provided that such plan was entered into prior to July 11, 2006, provided that in the case of any transfer or distribution pursuant to clause (c) or (d), (i) each transferee agrees to be bound by the terms of this agreement and (ii) no filing by any party (transferee or transferor) under Section 16(a) of the Securities Exchange Act of 1934 shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on Form 5 made after the expiration of the 60-day period referred to above). In addition, the undersigned agrees that, without the prior written consent of the Required Consenting Parties, it will not, during the period commencing on the date hereof and ending 60 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any Common Shares or any security convertible into or exercisable or exchangeable for Common Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Trust’s transfer agent and registrar against the transfer of the undersigned’s Common Shares except in compliance with the foregoing restrictions.

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As used herein, “Required Consenting Party” means both (A) the Representatives and (B) the Trust; provided that in the case of any consent granted by the Trust, such consent shall be evidenced by a resolution of the Board of Trustees of the Trust upon which any trustee requesting consent (in his or her capacity as a shareholder) shall not be entitled to vote.
The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Very truly yours,

(Signature)

(Name)

(Address)

(Facsimile Number)

(Telephone Number)

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